Exhibit 99.1

SUBSCRIPTION AGREEMENT

Eurasia Design Inc.
122B E. Acapulco St.
South Padre Island, Texas 78597

Dear Sir:

    Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Eurasia Design Inc. (the "Company") at a price of $0.01 per Share (the "Subscription Price").   Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.   Purchaser further confirms that Mr. John Ferrone solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Ferrone.

    MAKE CHECK PAYABLE TO: Eurasia Design Inc.

    Executed this _____ day of ___________________, 2010.

____________________________________                    ____________________________________
                                                                                            Signature of Purchaser
____________________________________

____________________________________
Address of Purchaser

____________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________	X $0.01 _________	=	US$ _________
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash: __________ Check #: ____________		Other: ________________

Eurasia Design Inc.

By:	__________________________________

Title:	__________________________________